UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 22, 2012

ASTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27628	91-1841574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Blvd., Suite 200

Dublin, CA 94568

(Address of principal executive offices, including zip code)

(925) 560-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                              Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Astex Pharmaceuticals, Inc., a Delaware corporation (the “Company”) was held on June 22, 2012.  The proposals submitted to a vote of the stockholders at the meeting are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2012.  The final results of voting for each matter are as follows:

Proposal 1:                                   Election of the Board of Directors of the Company.

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Charles J. Casamento	48,842,552	2,570,723	27,978,343
Peter Fellner	46,581,175	4,832,100	27,978,343
Thomas V. Girardi	47,253,044	4,160,231	27,978,343
Allan R. Goldberg	49,172,563	2,240,712	27,978,343
Timothy Haines	49,220,461	2,192,814	27,978,343
Harren Jhoti	48,196,215	3,217,060	27,978,343
Ismail Kola	47,429,512	3,983,763	27,978,343
Walter J. Lack	45,121,623	6,291,652	27,978,343
James S.J. Manuso	47,776,777	3,636,498	27,978,343

Proposal 2                                       Approval of amendments to the Company’s 2003 Stock Plan.

Votes For:	41,402,030
Votes Against:	9,826,201
Votes Abstaining:	185,044
Broker Non-Votes:	27,978,343

Proposal 3:                                   Ratification of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2012.

Votes For:	76,052,929
Votes Against:	2,882,430
Votes Abstaining:	456,259

Proposal 4:                                   Non-binding advisory vote to approve executive compensation.

Votes For:	45,125,083
Votes Against:	5,017,267
Votes Abstaining:	1,270,925
Broker Non-Votes:	27,978,343

Each of Proposals 1 through 4 set forth above was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTEX PHARMACEUTICALS, INC.

By:	/s/ MICHAEL MOLKENTIN
Michael Molkentin
Chief Financial Officer

Date:  June 25, 2012